Exhibit 99.1
Marathon Patent Group Reports Record 2014 Results

Company Positioned for Growth in 2015

LOS ANGELES, CA--(Marketwired - Mar 26, 2015) - Marathon Patent Group, Inc. (NASDAQ: MARA) ("Marathon"), a patent licensing company, announced today its 2014 year-end financial results. Highlights included:

•	2014 revenues of $21.4 million, up 526% from $3.4 million from the prior year.
•	Achieved 2014 Non-GAAP net income of $4.2 million, or $0.36 per common share, compared to a 2013 net loss of $(300,000), or $(0.03) per share.
•	Cash and cash equivalents of $5.1 million as of December 31, 2014, compared to $3.6 million as of December 31, 2013.
•	Acquired nine patent portfolios in active enforcement consisting of 260 patents during the year bringing total to 378.
•	Currently have 19 portfolios covering 14 distinct technology areas, 16 in active licensing campaigns compared to four at year-end 2013.
•	Twelve portfolios have generated revenue to date, up from three portfolios through the end of 2013.
•	Six portfolios have generated a net positive return in excess of their cost to acquire and enforce the portfolio.
•	Added seasoned IPNav veterans Rick Sanchez and Umesh Jani to the Marathon team.
•	Launched Opus Analytics patent analysis platform.

Commenting on the Company's 2014 financial results, Doug Croxall, Founder & Chief Executive Officer of Marathon, stated, "Marathon saw significant revenue growth in 2014. Revenues of $21.4 million were up 526% year-over-year. This increase in our top-line can be attributed to strong execution of our patent licensing campaigns and an increase in the number of patents and patent portfolios acquired during 2014."

"Since the beginning of the 2015, we have already had three Markman hearings covering 31 defendants.  Throughout the remainder of 2015, our subsidiaries have an additional seven Markman hearings covering 25 defendants, along with nine trials covering 18 defendants. We believe the current Markman and trial schedule for 2015 has the potential to trigger significant revenue events." Mr. Croxall concluded.

2014 Year-End Results

Revenue increased by approximately $18 million, or 526%, to $21.4 million for the year ended December 31, 2014, compared to revenue of $3.4 million for the year ended December 31, 2013.  The increase in revenues in 2014 versus 2013 resulted from existing patent portfolios reaching more advanced stages of enforcement as well as newly acquired portfolios already in an enforcement campaign.

For the year ended December 31, 2014, five subsidiaries of the Company generated approximately 88% of the Company’s revenue whereas a single subsidiary of the Company generated approximately 62% of the revenue for the year ended December 31, 2013.

Direct costs of revenue for the years ended December 31, 2014 and December 31, 2013 amounted to $11,787,445 and $957,040, respectively. For the year ended December 31, 2014, this represented an increase of $10,992,905, or 1,132%. Direct costs of revenue include contingent legal fees, non-contingent legal fees, costs associated with patent enforcement and licensing advisors and in some cases, contingent payments to sellers of patents we have acquired.

We incurred other operating expenses of $15,823,752 and $6,136,784 for the years ended December 31, 2014 and December 31, 2013.  This represented an increase of $9,686,968, or 158%, in 2014 versus 2013. These expenses primarily consisted of amortization of patents, general expenses, compensation to our officers, directors and employees, professional fees and consulting incurred in connection with the day-to-day operation of our business. Operating expenses for the years ended December 31, 2014 and December 31, 2013 include non-cash operating expenses totaling $10,996,155 and $3,157,778, respectively.

Amortization expenses were $5,528,280 and $1,038,505 for the years ended December 31, 2014 and December 31, 2013, respectively, an increase of $4,489,775 or 432%. The increase results from the significant number of patents and patent portfolios we added in 2014, during which the Company acquired ownership of or contractual rights to nine patent portfolios.  When the Company acquires patents and patent rights, the Company capitalizes those assets and amortizes the costs over the remaining useful lives of the assets. All patent amortization expenses are non-cash expenses.

For the year ended December 31, 2014, net income per common share on a non-GAAP basis was $0.36 per common share versus a loss of $(0.03) per common share for the year ended December 31, 2013.  The improvement in the non-GAAP earnings per common share can be attributed to a 526% growth in patent licensing revenue in 2014 versus 2013.  Excluding direct costs of revenue, other cash operating expenses rose 63% from $2,979,006 to $4,857,597.

For the years ended December 31, 2014 and December 31, 2013, other general and administrative expenses were essentially flat, increasing $1,137, or 0%, from $545,475 from $544,338, respectively. General and administrative expenses reflect the other non-categorized operating costs of the Company and include expenses related to being a public company, rent, insurance, technology and other expenses incurred to support the operations of the Company.  For the year ended December 31, 2014 versus 2013, the negligible increase in other general and administrative expenses, in conjunction with costs increases for the other non-direct operating expenses less than the growth in revenues, exemplifies the operating leverage the Company enjoys in its business.

Acquisition of Patents

In 2014 Marathon through its wholly-owned operating subsidiaries acquired the following portfolios:

•	Dynamic Advances, LLC (4 patents)
•	IP Liquidity Ventures, LLC (6 Patents)
•	Sarif Biomedical, LLC (5 Patents)
•	Selene Communication Technologies, LLC (3 Patents)
•	Clouding Corp. (70 Patents)
•	TLI Communications (6 Patents)
•	MedTech GmbH (4 Patents)
•	OrthoPhoenix (158 Patents)
•	TLIF (4 Patents)

Investor Conference Call

Marathon will host a corresponding conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II today, Thursday March 26th at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company's website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Thursday, April 9, 2015 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13604574.

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon's strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other filings with the Securities and Exchange Commission (the “SEC”) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Marathon Patent Group's financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash	$5,082,569	$3,610,262
Accounts receivable - net	216,997	270,000
Marketable securities - available for sale securities	-	6,250
Bonds posted with courts	1,946,196	-
Prepaid expenses and other current assets	438,391	752,931
Total current assets	7,684,153	4,639,443

Other assets:
Property and equipment, net	53,828	13,640
Intangible assets, net	43,363,832	6,157,659
Deferred tax assets	4,952,309	-
Goodwill	3,432,308	2,144,488
Total other assets	51,802,277	8,315,787

Total Assets	$59,486,430	$12,955,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,293,746	$754,945
Clouding IP earn out - current portion	2,092,000	-
Notes payable	17,085,000	-
Total current liabilities	22,470,746	754,945

Long-term liabilities
Convertible Notes, net of discount of $146,935	5,403,065	-
Clouding IP earn out	7,360,000	-
Total long-term liabilities	12,763,065	-

Liabilities of discontinued operations	-	30,664
Total liabilities	35,233,811	785,609

Stockholders' Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 932,000 and 0 issued and outstanding at December 31, 2014 and December 31, 2013	93	-
Common stock, ($.0001 par value; 200,000,000 shares authorized; 13,791,460 adjusted for the stock dividend and 10,979,186 issued and outstanding at December 31, 2014 and December 31, 2013	1,379	549
Additional paid-in capital	36,977,169	22,673,287
Accumulated other comprehensive income <loss>	(388,357)	(6,250)
Accumulated deficit	(12,337,665)	(10,487,469)

Total Marathon Patent Group, Inc. equity	24,252,619	12,180,117

Non-controlling interest in subsidiary	-	(10,496)

Total stockholders' equity	24,252,619	12,169,621

Total liabilities and stockholders' equity	$59,486,430	$12,955,230

The accompanying notes are an integral part to these audited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	FOR THE YEAR	FOR THE YEAR
	ENDED	ENDED
	December 31, 2014	December 31, 2013

Revenues	$21,404,469	$3,418,371

Expenses
Cost of revenues	11,787,445	957,040
Amortization of patents and website	5,528,280	1,038,505
Compensation and related taxes	3,904,462	2,997,053
Consulting fees	2,134,672	901,686
Professional fees	1,566,375	655,202
General and administrative	545,475	544,338
Loss on impairment of goodwill	2,144,488	-
Total operating expenses	27,611,197	7,093,824

Operating loss from continuing operations	(6,206,727)	(3,675,453)

Other income (expenses)
Other expense	(52,228)	-
Realized loss - available for sale	6,250	(38,819)
Interest income	634	1,552
Interest expense	(543,283)	(1,075)
Total other income (expenses)	(588,627)	(38,342)

Loss from continuing operations before benefit from income taxes	(6,795,354)	(3,713,795)

Income tax benefit	4,913,232	-

Loss from continuing operations	(1,882,123)	(3,713,795)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	-	263,460

Net Loss	(1,882,123)	(3,450,335)
Deemed dividends related to beneficial conversion feature of Series A preferred stock	(1,271,492)	-

Net loss attributable to common shareholders	(3,153,615)	(3,450,335)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.16)	$(0.40)
Income from discontinued operations	-	0.03
	$(0.16)	$(0.37)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	11,660,879	9,208,386

The accompanying notes are an integral part to these audited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	FOR THE YEAR	FOR THE YEAR
	ENDED	ENDED
	December 31, 2014	December 31, 2013

Cash flows from operating activities:
Net income	$(3,153,615)	$(3,450,335)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,233	3,360
Amortization of intangible assets	5,522,047	1,038,505
Non-cash equity compensation	3,293,388	2,178,894
Impairment of Goodwill	2,144,488	-
Deemed Series A dividend beneficial conversion	1,271,492	-
Deferred tax asset	(1,774,807)	-
Income tax benefit	(3,177,502)	-
Non-cash revenue	-	(1,700,000)
Non-cash other income	(3,930)	6,250
Realized loss - available for sale	-	38,819
Gain on sale of assets of discontinued operations	-	(168,216)
Other non-cash adjustments	73,866	(6,250)

Changes in operating assets and liabilities
Accounts receivable	110,053	(270,000)
Assets of discontinued operations - current portion	-	82,145
Prepaid expenses and other current assets	(400,471)	29,571
Bonds posted with courts	(1,946,196)	-
Accounts payable and accrued expenses	2,488,528	697,787

Net cash provided by operating activities	4,453,574	(1,519,470)

Cash flows from investing activities:
Acquisition of patents	(7,816,832)	(3,150,000)
Acquisition of CyberFone	-	(1,000,000)
Purchase of property, equipment, and other intangible assets	(52,963)	(17,000)
Proceeds received from sale of marketable securities	-	129,397
Sale of real estate property (discontinued operations)	-	1,052,320
Capitalized cost related to improvements of real estate property (discontinued operations)	-	(16,750)
Net cash provided by (used in) investing activities	(7,869,795)	(3,002,033)

Cash flows from financing activities:
Payable in connection with the acquisition of TLI	50,000	-
Payment on note payable in connection with the acquisition of IP Liquidity	(1,215,625)	-
Proceeds from a note payable in connection with the acquisition of Cyberfone Systems, LLC	-	500,000
Payment on note payable in connection with the acquisition of Cyberfone Systems, LLC	-	(500,000)
Payment on note payable in connection with the acquisition of Dynamic Advances	(225,625)	-
Payment on note payable in connection with the acquisition of Sarif	(23,750)	-
Payment on note payable in connection with the acquisition of Medtech	(2,000,000)	-
Payment on note payable in connection with the acquisition of Clouding	(1,000,000)	-
Payment on earn-out connected to the acquisition of Clouding	(2,883,960)	-
Cash received upon issuance of convertible debt securities	5,550,000	-
Proceeds from sale of preferred and common stock, net of issuance costs	6,388,266	5,777,596
Cash received upon exercise of warrant	249,222	-
Net cash provided by financing activities	4,888,528	5,777,596

Net increase in cash	1,472,307	1,256,093

Cash at beginning of period	3,610,262	2,354,169

Cash at end of period	$5,082,569	$3,610,262

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense and loan fees	$543,283	$1,075
Taxes paid	$39,078	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with the acquisition of Cyberfone Systems, LLC	$-	$2,280,000
Common stock issued for the acquisition of patents	$-	$718,500
Common stock issued in connection with the acquisition of Clouding Corp	$281,000	$-
Earn-out liability in connection with the acquisition of Clouding Corp	$9,452,000	$-
Common stock granted in connection with the acquisition of TLI Communications, LLC	$817,800	$-
Series B Preferred stock issued in connection with the acquisition of Dynamic Advances LLC	$1,403,690	$-
Series B Convertible Preferred Stock issued in connection with the acquisition of Dynamic Advances LLC and IP Liquidity Ventures, LLC	$2,087,380	$-
Common stock issued in connection with the acquisition of Selene Communication Technologies	$980,000	$-
Value of warrants pertaining to equity issuance	$11,595	$-
Value of warrants pertaining to convertible debt issuance	$146,935	$-
Notes payable issued in connection with the acquisition of IP Liquidity Ventures, LLC, Dynamic Advances, LLC, Selene Communication Technologies, LLC, Clouding Corp, and Medtech Companies	$14,000,000	$-
Issuance of common stock issued for prepaid services	$(298,301)	$441,247
Series B Preferred Stock issued for services	$1,103,581	$-
Acquisition of patents in connection with a non-cash settlement	$-	$1,700,000

The accompanying notes are an integral part to these audited consolidated financial statements.

	FOR THE YEAR ENDED DECEMBER 31, 2014	FOR THE YEAR ENDED DECEMBER 31, 2013
Net loss attributable to Common Shareholders	(3,153,615)	(3,450,335)
Non-GAAP
Amortization of intangible assets & depreciation	5,528,280	1,038,505
Equity-based compensation	3,293,387	2,119,273
Beneficial conversion option	1,271,492	-
Impairment of goodwill	2,144,488	-
Deferred tax benefit	(4,913,232)	-
Non-GAAP profit (loss)	4,170,800	(292,557)

Weighted average common shares oustanding - basic and diluted	11,660,879	9,208,386

Non-GAAP net income per common share - basic and diluted	0.36	(0.03)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.